Exhibit 10.26

OPTION AGREEMENT

THIS AGREEMENT made as of this 1st day of July 2008, among Steven M. Rhodes, an individual residing at 2120 Hidden Pine Lane, Apopka, Fl. 32712 ("Rhodes"), Crystal Magic, Inc., a Florida corporation with a principal address at 7703 Kingspointe Parkway, Suite 300, Orlando, Florida 32819 ("Crystal Magic"), and Propell Corporation, a Delaware corporation with a principal address at 336 Bon Air Center, Suite 352, Greenbrae, CA 94904 ("Propell").

WITNESSETH

WHEREAS, Crystal Magic is a wholly owned subsidiary of Propell Corporation, a Delaware corporation;

WHEREAS, Crystal Magic has agreed to grant to Rhodes an option to purchase 10,000 shares of Class A preferred stock, par value $.01, of Crystal Magic (the "Shares"), in accordance with the terms and conditions set forth in this Agreement;

NOW, THEREFORE, Rhodes, Crystal Magic and Propell hereby agree as follows:

1.            Crystal Magic hereby grants to Rhodes an option (hereinafter referred to as the "Option") to purchase from Crystal Magic, upon the terms and conditions hereinafter set forth, the Shares for a purchase price of $100. Rhodes hereby delivers to Crystal Magic Ten Dollars ($10.00) in consideration for the granting of the Option.

2.            Rhodes shall provide Crystal Magic and Propel five (5) business days prior written notice of his intention to exercise the Option. It shall further be a condition to the exercise of the Option that prior to the exercise, Crystal Magic and Propell shall have entered into the Administrative Services Agreement attached hereto as Exhibit A. Upon receipt of such notice from Rhodes, Crystal Magic and Propell agree to execute the Administrative Services Agreement. It shall be a further condition to the exercise of the Option that following the exercise of the Option: (i) Crystal Magic will continue to be managed by Propell consistent with its past practice (i.e., as if it was still a wholly owned subsidiary of Propell); and (ii) that no changes in the management of Crystal Magic, including, but not limited to, any changes in its directors and executive officers or any material changes in its business operations, will be made without the advance written consent and approval of Propell.

3.            The Option shall terminate 12 months from the date of this Agreement, unless extended upon the mutual written agreement of the parties hereto.

4.            If the Shares outstanding are changed in number of class by reason of a split-up, merger, consolidation, recapitalization, reorganization, reclassification, or any capital adjustment, including a distribution of Shares, an appropriate adjustment shall be made in the number of Shares or other securities as to which the Option, or any part thereof then unexercised, shall be exercisable and the option price per share thereof. Adjustments under this Paragraph 4 shall be made in an equitable manner by the Board of Directors of Crystal Magic, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. If any distribution is made to the holders of securities in the form of securities of Crystal Magic, the securities shall be deemed to be Shares and shall be subject to the terms of this Agreement.

5.            Rhodes shall have no rights as a shareholder with respect to the Shares covered by the Option until payment for such Shares shall have been made in full and until the date of the issuance to him of a certificate for such Shares.

6.            Nothing herein contained shall impose any obligations upon Rhodes to exercise the Option or any part thereof.

7.            Unless the Shares to be acquired pursuant to the exercise of the Option shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exercise, each notice of the exercise of the Option shall include a representation that any of the Shares purchased shall be acquired for investment only and not with a view to, or for sale in connection with, any public distribution, and that any subsequent resale of any of such Shares either shall be made pursuant to a registration statement under the Securities Act which has become effective and is current with regard to the Shares being sold, or shall be made pursuant to an exemption from registration under the Securities Act. In addition, the certificates representing such Shares shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

8.            The Option shall not be subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or by the laws of descent and distribution. No amendment or alteration of the terms of this Option shall be valid unless made in writing and signed by both of the parties hereto.

9.            This Option shall be governed in all respects by the laws of the State of Florida without regard to conflict of law principles.

10.          This Option contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.

11.          Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth below or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

Steven M. Rhodes:     c/o Crystal Magic, Inc.

7703 Kingspointe Parkway

Suite 300

Orlando, FL 32819

Crystal Magic:            7703 Kingspointe Parkway

Suite 300

Orlando, FL 32819

Propell Corporation:   336 Bon Air Center

Suite 352

Greenbrae, CA 94904

With a Copy to:          Lehman & Eilen LLP

Mision Bay Office Plaza

20283 State Road 7

Suite 300

Boca Raton,FL 33498

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

By:	/s/ Steven M. Rhodes
Name: Steven M. Rhodes

CRYSTAL MAGIC, INC.

By:	/s/ John Wolf
Name: John Wolf
Title: Executive Vice President

PROPELL CORPORATION

By:	/s/ Edward L. Bernstein
Name: Edward L. Bernstein
Title: Chief Executive Officer

Exhibit A

ADMINISTRATIVE SERVICES AGREEMENT

ADMINISTRATIVE SERVICES AGREEMENT made this     day of , by and between Propell Corporation, a Delaware corporation (“Propell”) and Crystal Magic, Inc., a Florida corporation (“Crystal”).

WITNESSETH:

WHEREAS, Crystal is a wholly owned subsidiary of Propell and as such Propell has historically provided various administrative services (the “Administrative Services”) for Crystal; and

WHEREAS, Crystal is desirous of ensuring that Propell will continue to provide such Administrative Services; and

NOW, THEREFORE, in consideration of the premises recited hereinabove, which are hereby incorporated into the terms of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Propell hereby agrees to continue to provide the Administrative Services for Crystal that it has historically provided.

2.    In consideration of Propell providing such services, Crystal agrees to remit to Propell, on a weekly basis, all operating revenue in excess of the amount of its monthly loan obligation payment that it is obligated to pay under its economic injury disaster loan issued to it by the US Small Business Administration (the “SBA”) and the three SBA loans that were issued to it by Liberty National Bank, all loans having been guaranteed by Steve & Vicki Rhodes personally (which Crystal agrees to promptly pay out of the revenue that is not remitted to Propell in accordance with the terms of this Section 2), that it receives from the direct or indirect sales of its products and Propell agrees to make appropriate arrangements for the payment of the expenses incurred by Crystal in the operation of its business.

3.     It is agreed that the board of directors of Propell shall approve all operating budgets of Crystal and that Crystal shall not incur any additional expenses (other than unforeseen expenses that with reasonable inquiry or due diligence could not have been predicted or anticipated and are not material in amount) that have not been set forth in the approved budget without the prior approval of the board of directors of Propell which approval shall not be unreasonably withheld.

4.     This Agreement constitutes the entire understanding of the parties as to the subject matter hereof. It supersedes all prior agreements or understandings, oral or written, of every kind and nature relating to the subject matter hereof between or among the parties. This Agreement may not be altered, modified, amended, supplemented, waived, superseded, canceled or discharged except by a written instrument signed by all parties. No course of dealing or custom shall be referred to as modifying any of the terms and conditions of this Agreement. The failure of any party to exercise any of its or his rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by any party of such breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement.

5.     Every provision of this Agreement is intended to be severable. In the event any term or provision is declared illegal, invalid, or unenforceable for any reason whatsoever by a court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the balance of the terms of this Agreement, which shall remain binding and enforceable.

6.     This Agreement shall continue unless terminated by Propell. Propell shall have the right to terminate this Agreement at any time in its sole discretion.

7.     In addition, this Agreement may be not be assigned by either party, except that Propell may assign it in connection with the sale of the assets or securities of Crystal or the reorganization or merger of Crystal

8.    The terms of this Agreement are to be governed by, construed and enforced in accordance with, the internal laws, and not the laws pertaining to conflict or choice of laws, of the State of Florida. The exclusive forum for the determination of any action relating to the validity and enforceability hereof shall be determined and settled by any court of competent jurisdiction within Orange County, California. All parties hereby waive any objection to such jurisdiction or venue, and further waive the right to trial by jury.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 1st day of July, 2008.

PROPELL CORPORATION

By:
Name:
Title:

CRYSTAL MAGIC, INC.

By:
Name:
Title: